EXHIBIT 10.21

CONTRIBUTION AGREEMENT
This Contribution Agreement (this “Agreement”) is made as of December 21, 2017, by and between NeuroMetrix, Inc., a Delaware corporation (“NeuroMetrix”), and Quell Intellectual Property Corp., LLC, a Delaware limited liability company (the “Company”).
WHEREAS, NeuroMetrix formed the Company pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on December 21, 2017, and is the sole member of the Company; and
WHEREAS, in exchange for its membership interest in the Company, NeuroMetrix desires to convey certain assets to the Company, and the Company accepts the conveyance of such assets in consideration of NeuroMetrix’s membership interest in the Company.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below:
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such first Person.
“Agreement” has the meaning set forth in the preamble.
“Asset Purchase Agreement” means that certain Asset Purchase Agreement contemplated to be entered into between NeuroMetrix and GSK and relating to the sale by NeuroMetrix of the GSK Assets to GSK, and related matters.
“Business” means that portion of the business of NeuroMetrix, directly or indirectly, consisting of the Exploitation of the Product, as conducted as of immediately prior to the closing of the transactions contemplated in the Asset Purchase Agreement.
“Company” has the meaning set forth in the preamble.
“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement, distribution agreement or other legally binding contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written.
“Contributed Assets” means all Intellectual Property Rights Controlled by NeuroMetrix or any of its Affiliates as of immediately prior to the consummation of the Contribution (other than the GSK Patent Rights and the Excluded Intellectual Property) to the extent such Intellectual Property Rights claim, cover, or otherwise relate to the GSK Field or to the Product or the Exploitation of the Product, including (a) the Design and Regulatory Documentation and (b) as contemplated under the Development Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Contribution” has the meaning set forth in Section 2 below.
“Control” including its various tenses and derivatives (such as “Controlled” and “Controlling”) means (a) when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by Contract or otherwise, (b) when used with respect to any security, the possession, directly or indirectly, of the power to vote, or to direct the voting of, such security or the power to dispose of, or to direct the disposition of, such security and (c) when used with respect to any Intellectual Property Rights, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign or grant a license, sublicense or other right to or under such Intellectual Property Rights.
“Copyrights” means all copyrights, mask works, and other rights in any works of authorship of any type, in all forms, media or medium, now known or hereinafter developed, and whether or not completed, published, or used, including all drafts, plans, sketches, artwork, layouts, copy, designs, photographs, illustrations, collections, serials, printed or graphic matter, slides, compilations, serials, promotions, audio or visual recordings, transcriptions, Software, and all derivative works, translations, adaptations, or combinations of any of the foregoing, all registrations and applications therefor and all extensions, restorations, and renewals of any of the foregoing, all worldwide rights and priorities afforded under any Law with respect to any of the foregoing, and all termination rights, moral rights, rights of publicity, author rights and all other rights associated therewith.
“Design and Regulatory Documentation” means all (a) designs, schematics, specifications and quality, testing and release procedures; (b) Software in source code format (other than with respect to third-party libraries associated with the microprocessor used in the Product and for which the source code is not available to NeuroMetrix, but including such libraries); (c) applications (including all applications for Device Regulatory Approvals), registrations and licenses (including Regulatory Authorizations); (d) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; (e) clinical and other data contained or relied upon in any of the foregoing; and (f) all technical files maintained by NeuroMetrix for purposes of demonstrating compliance with the EU Medical Devices Directive; in each case of clauses (a) through (f) relating to the Product.
“Development Agreement” means that certain Development and Services Agreement contemplated to be entered into between NeuroMetrix and GSK as contemplated under the Asset Purchase Agreement.
“Device Regulatory Approval” means, with respect to a country, any and all approvals, licenses, clearances, CE marking certifications, registrations or authorizations of any Regulatory Authority necessary or useful to commercially distribute, sell or market a Product in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

authorizations related thereto), (c) Labeling approval and (d) technical, medical and scientific licenses.
“Distribute” means any and all activities related to the distribution, exploitation, marketing, promoting, offering for sale and selling of the Product, including advertising, detailing, educating, planning, promoting, reporting, storing, handling, shipping and communicating with Governmental Authorities and Third Parties in connection therewith. “Distribution” means the act of Distributing a product or device.
“EU Medical Devices Directive” means Council Directive 93/42/EEC of 14 June 1993 concerning medical devices, as amended or supplemented from time to time.
“Excluded Intellectual Property” means (a) the Intellectual Property Rights of NeuroMetrix that do not relate to the Product, the Exploitation of the Product, or the Business, including the Intellectual Property Rights set forth on Annex 1 to this Agreement, (b) raw data Controlled by NeuroMetrix, as existing as of immediately prior to the consummation of the Contribution, relating to customers based outside the GSK Territory and included in the cloud application named by NeuroMetrix as the “Quell Health Cloud” and (c) lists of customers outside the GSK Territory and Controlled by NeuroMetrix, as existing as of immediately prior to the consummation of the Contribution.
“Excluded Territory Patents” means any Patents filed or issued outside the GSK Territory.
“Exploit” means to make, have made, import, use, sell, offer for sale, and otherwise dispose of, including to research, develop, register, modify, enhance, improve, manufacture, have manufactured, store, formulate, optimize, export, transport, Distribute, commercialize, promote, market, have sold and otherwise dispose of. “Exploitation” means the act of Exploiting a product or device.
“FDA” means the U.S. Food and Drug Administration.
“FDCA” means the Federal Food, Drug, and Cosmetic Act, as amended.
“Governmental Authority” means any federal, state, local, supranational or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority.
“GSK” means Novartis Consumer Health S.A., a société anonyme organized under the laws of Switzerland.
“GSK Assets” means (a) all GSK Patent Rights, (b) a copy of each and all Design and Regulatory Documentation existing as of immediately prior to the consummation of the Contribution, and (c) all claims, counterclaims, credits, causes of action, choses in action, rights of recovery, and rights of indemnification or setoff against third parties and other claims arising out of or relating to any of the foregoing.
“GSK Field” means transcutaneous electric nerve stimulation for treatment of pain.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“GSK Patent Rights” means (a) all Patents filed or issued in or for the GSK Territory and in the GSK Field (but, subject to (b) and (c), excluding any right, title and interest in counterparts outside the GSK Territory or outside the GSK Field), including PCT applications insofar as all designations in the Territory, and including the Patents set forth on Annex 2 to this Agreement, (b) with respect to Excluded Territory Patents, all rights of priority for the GSK Field arising from Excluded Territory Patents for use in or for the GSK Territory, including all rights to claim such priority rights to such Excluded Territory Patents in any patent application filed in or for the GSK Territory (including PCT applications), and (c) all existing or future Patents filed or issued in or for the GSK Territory and in the GSK Field (including PCT applications) that claim priority to any Excluded Territory Patent.
“GSK Territory” means worldwide, excluding the United States and its states, territories and possessions.
“Intellectual Property Rights” means any and all intellectual property rights and proprietary rights of any kind or nature, whether protected, created or arising under any Law, anywhere in the world, including all: (a) Copyrights and copyrightable subject matter, (b) Trademarks, (c) Patents, (d) domain names, (e) social media names, handles, tags, and other identifiers and accounts, (f) registered designs, (g) compilations of data and aggregated data contained in any databases (in each case excluding personally identifiable information), (h) Trade Secrets, discoveries, concepts, ideas, know-how, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures, improvements, proprietary information, confidential information, technology, processes, processing methods, manufacturing techniques, logics, algorithms, designs (whether or not registerable), design rights (including unregistered design rights), specifications, schematics, work-flow diagrams, work product, and technical data and all other proprietary information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans, in any form whether or not specifically listed herein, and all rights to limit the use or disclosure of any of the foregoing, and all documentation relating to any of the foregoing, (i) Software and application programming interfaces, (j) corresponding recordings, licenses or similar agreements relating to any of the foregoing, (k) applications for any intellectual property rights and proprietary rights and the rights to file such applications, establish and claim a right to priority under applicable Law, and to prosecute, obtain grant of, maintain, defend and exploit all such intellectual property rights and proprietary rights, (l) rights to bring an action for any past, present or future infringement, dilution, misappropriation or other impairment or violation of rights and to seek and receive damages, proceeds or any other legal or equitable protections and remedies with respect to any of the foregoing, (m) similar or equivalent rights to or embodied in any of the foregoing anywhere in the world, and (n) exclusive and other rights subsisting in any of the foregoing.
“Labeling” shall be as defined in Section 201(m) of FDCA (21 U.S.C. § 321(m)) and other comparable foreign Law relating to the subject matter thereof, including any Product’s label, packaging and instructions for use accompanying such Product, and any other written, printed, or graphic materials accompanying such Product, including patient instructions or patient indication guides.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Law” means any federal, state, local, supranational or foreign constitution, convention, treaty, law, statute, ordinance, rule, regulation, interpretation, guidance document, directive, policy, order, writ, award, decree, injunction, judgment, stay or restraining order of any Governmental Authority, and any other ruling or decision of, agreement with or by, or any other requirement of, any Governmental Authority.
“Lien” means any lien (statutory or otherwise), security interest, pledge, hypothecation, mortgage, assessment, lease, claim, levy, license, defect in title, charge, or any other Third Party right, license or property interest of any kind, or any conditional sale or other title retention agreement, right of first option, right of first refusal or similar restriction, any covenant not to sue, or any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership or any agreement to give any of the foregoing in the future or similar encumbrance of any kind or nature whatsoever.
“NeuroMetrix” has the meaning set forth in the preamble.
“Notified Body” means an entity licensed, authorized or approved by the applicable Governmental Authority to assess and certify the conformity of a medical device with the requirements of the EU Medical Devices Directive and applicable harmonized standards.
“Patents” means all United States and foreign issued patents and applications therefor, including (a) all applications made pursuant to the Patent Cooperation Treaty (PCTs), the European Patent Convention (EPs) or any other multi-national agreement (including the country and/or regional designations therein), (b) provisionals, non-provisionals, converted provisionals, requests for continued examination, continuations, divisionals, continuations-in-part, substitutions, and additions, (c) all patents and patent certificates resulting from reexaminations and reissues, oppositions, inter partes review, post-grant review, transitional program for covered business method patent review, derivation proceedings, or other proceedings established by the America Invents Act or any similar foreign proceeding, (d) all rights in respect of utility models, petty patents, innovation patents, design patents (also known as registered designs) and certificates of invention, and (e) all worldwide rights and priorities afforded under any Law with respect to any of the foregoing, and all extensions (including Supplementary Protection Certificates), restorations, and renewals of any of the foregoing.
“Permit” means any approval, authorization, certificate, filing, franchise, license, notice, clearance or permit of or with any Governmental Authority.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Authority.
“Product” means each and all of the following: (a) the device marketed by NeuroMetrix as of the date of the Asset Purchase Agreement under the Quell name, (b) the next-generation version thereof as contemplated under the Development Agreement, (c) any data analytics or cloud application (including any mobile application), tool or Software relating to any of the foregoing,

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and related services, and (d) any modifications, successors, derivatives, fragments or variants of any of the foregoing as described in clauses (a) through (c).
“Regulatory Authority” means any applicable supranational, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities or any Notified Body regulating or otherwise exercising authority with respect to the Exploitation of the Product, including the FDA in the United States and the competent authorities of the European Union Member States.
“Regulatory Authorizations” means (a) all licenses, Permits, certificates, clearances, Device Regulatory Approvals, exemptions, approvals, consents and other authorizations that NeuroMetrix owns, holds or possesses, including those prepared for submission to or issued by any Regulatory Authority or research ethics committee (including pre-market notification clearances, pre-market approvals, investigational device exemptions, non-clinical and clinical study authorizations, product re-certifications, manufacturing approvals and authorizations, CE marking certifications, pricing and reimbursement approvals, Labeling approvals, registration notifications or their foreign equivalent), that are required for or relate to the Exploitation of any Product or the Purchased Assets; and (b) all applications, supporting files, writings, data, studies and reports, and all correspondence to, with, or from the FDA or any other Regulatory Authority or research ethics committee, relating to any license, Permit, certificate, clearance, Device Regulatory Approval, exemption, approval, consent or other authorization described in clause (a).
“Software” means all computer software, programs and code, including Internet web sites, web content and links, source code (including all programmer comments), object code, pseudocode, algorithms, development tools, operating systems and specifications, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data forms (excluding personally identifiable information), and all versions, updates, corrections, derivations enhancements and modifications thereof, and all related documentation, developer notes, flowcharts, comments, annotations files, records and data on all media on which any of the foregoing is recorded.
“Third Party” means any Person other than: (a) NeuroMetrix, GSK or the Company or (b) any Affiliates of NeuroMetrix or GSK.
“Trade Secrets” means all trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), know-how, and similar proprietary rights in confidential information of any kind, inventions (whether patentable or not and whether or not reduced to practice), discoveries, analytic models, improvements, compounds, processes, techniques, chemical and biological materials, devices, methods, patterns, formulations, specifications and any other technical information and data.
“Trademarks” means all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, designs, product configuration rights, certification marks, collective marks, collective membership marks, corporate names, and all words, names, symbols, colors, shapes, designations or devices, and all combination thereof, that function as an identifier of source, origin, quality or membership, whether or not registered, all registrations and applications therefor

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and all renewals of any of the foregoing, and all worldwide rights and priorities afforded under any Law with respect to any of the foregoing, including all statutory and common law rights therein and thereto, together with all goodwill associated with the use of, or symbolized by, any of the foregoing.
2.    Contribution of Assets. On the terms and subject to the conditions and other provisions set forth in this Agreement, effective as of the date hereof, NeuroMetrix hereby assigns, contributes, transfers, conveys and delivers to the Company, and the Company hereby acquires and accepts from NeuroMetrix, all of the Contributed Assets (such transaction, the “Contribution”).
3.    Consideration. The parties agree that the joining of NeuroMetrix as a member of the Company, and the creation by the Company of the membership interest held by NeuroMetrix in the Company, shall be sufficient consideration for the Contributed Assets as contributed pursuant to Section 1 above.
4.    Representations and Warranties of NeuroMetrix. NeuroMetrix hereby represents and warrants to the Company as follows:
(a)    NeuroMetrix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    NeuroMetrix has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. NeuroMetrix has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by NeuroMetrix and (assuming due authorization, execution and delivery by the Company) shall constitute NeuroMetrix’s legal, valid and binding obligation, enforceable against it in accordance with its terms.
(c)    NeuroMetrix has valid, good and marketable title to all of the Contributed Assets, and such Contributed Assets are free and clear of all Liens. NeuroMetrix has the unrestricted right to contribute, sell, transfer, assign, convey and deliver to the Company all right, title and interest in and to the Contributed Assets without penalty or other adverse consequences.
5.    Representations and Warranties of the Company. The Company hereby represents and warrants to NeuroMetrix as follows:
(a)    The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    The Company has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Company has obtained all necessary limited liability company approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and delivered by the Company and (assuming due authorization, execution and delivery by NeuroMetrix) shall constitute the Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms.
6.    Further Assurances. Each of NeuroMetrix and the Company shall execute and cause to be delivered to the other party such instruments and other documents, and shall take such other actions, as such other party shall reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement, including assigning, contributing, transferring, conveying and delivering to the Company the Contributed Assets and preparing and filing all documents and instruments required to be filed by such party with any Governmental Authority or other Third Party in connection with this Agreement or the transactions contemplated by this Agreement.
7.     Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties. Any waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. Except as expressly set forth in this Agreement, the failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).
8.    Rules of Construction. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and have together drafted this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
9.    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
10.    Third-Party Beneficiaries. GSK shall be an express third-party beneficiary of this Agreement, with the right to enforce any of its provisions and to seek any of the recourse and remedies provided hereunder, as if GSK were a party to this Agreement. Except as provided in the preceding sentence, this Agreement is not intended to and does not confer upon any Person any legal or equitable rights other than the parties hereto.
11.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party, and any assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
13.    Enforcement.
(a)    Each party irrevocably submits to the exclusive jurisdiction of (i) the state courts of New York located in New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or the Contribution. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of New York located in New York County. Each party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such Party’s respective address as set forth in the Company’s limited liability company agreement as in effect as of the applicable time shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 13. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the state courts of New York located in New York County, and (y) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    EACH PARTY WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party has been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 13(b).
(c)    Except as otherwise provided under the Asset Purchase Agreement, each party waives (i) with the exception of relief mandated by statute, any claim to punitive, exemplary, or multiplied damages and (ii) any claim for attorney fees, costs and prejudgment interest.
(d)    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of New York located in New York County, and the United States District Court for the Southern District of New York, this being in addition to any other remedy to which they are entitled at law or in equity and as further set forth in this Section 13.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
[Signature page follows]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.
NEUROMETRIX, INC.
By: /s/ Shai Gozani
    Name: Shai Gozani
    Title: President and CEO

QUELL INTELLECTUAL PROPERTY CORP., LLC
By:/s/ M. P. van Ernst
    Name: M. P. van Ernst
    Title: Legal Director

By:/s/ Marianne Lysses
    Name: Marianne Lysses
    Title: Senior Legal Counsel

[Signature page to Contribution Agreement]
Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX 1
EXCLUDED INTELLECTUAL PROPERTY

[***], 4 pages

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX 2
GSK PATENT RIGHTS

[***], 2 pages

75471491v.1

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.